UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Online Resources Corporation

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2009 Annual Meeting of Shareholders Proxy Advisory Firms Presentation April 3, 2009

Business Snapshot Transforming Strategy Building Shareholder Value How We Got to This Point The Tennebaum Proxy Contest Agenda

Largest Dedicated Provider of Web-based Financial Services1 Revenue Mix 60% 40% Business snapshot Bill Payment & Transaction Processing Online Banking & Account Presentation Consumer Marketing & Other Services Community Banks & Credit Unions Large Banks Billers & Credit Providers 80% 10% 10% 1Based on Online Resources' evaluation of publicly available industry information and other industry sources.

Transforming strategy In 2004, Initiated Plan to Become Scaled Leader in Target Segments Revenues Clients Employees Total Active Users Payments ($ annual) Transactions (annual) Today (YE08) $151.6 million 1900 650 13 million $110 billion 200 million 2004 $42.3 million 700 300 1 million $10 billion 36 million

Mid-way through plan set out in early 2007 Some results slower than expected but fundamentally ON TRACK On track for 12% billpay adoption at year end 6 new products including Award-winning web collections First integrated bank expedited payments Doubled BPS revenue in past 30 months Cost synergies include bank payments processed in- network at little or no cost Building shareholder value Company expects 3-year earnings CAGR of 20% to 25% Analyst consensus expects 5-year earnings CAGR of 18% What can our plan produce?

1See Appendix slide, "Tennebaum's economic interests" In July 2006, Online Resources acquired Princeton eCom in a highly competitive auction, with Tennenbaum Capital Partners providing the financing Tennenbaum's sponsoring partner, Steve Chang, who understood financial processing industries and the uneven progress of transformation, structured 7-year security to give time to achieve synergies and network-like economics Chang left the firm 7 months later and was replaced by Michael Leitner, a telecom and M&A partner with no payments industry experience The Princeton integration went well but more slowly than expected, and financial performance was hampered by sharply lower interest rates and a non-recurring cluster of client losses (unrelated to service provision) Tennenbaum and Online Resources both understood preferred structure was no longer ideal, but could not reach mutually satisfactory buyout or restructuring agreement The equity market's collapse further polarized economic interests to the point where Tennenbaum's interests are now severely misaligned with common shareholders1 Instead of selling its preferred security at a loss (bond value is estimated at $47-$67 million), Tennenbaum wants a quick sale of the company to fully and profitably recoup its liquidation value1 In attempt to engineer change of control, the only way it can liquidate its security before 2013, Tennenbaum feigns issues of governance and poor performance How did we get to this point?

What are Tennenbaum's economics? Tennenbaum's Preferred Security: In current market at our current share price, it is effectively a bond that would sell for between $47 million and $67 million1 Sell the Security Sell the Company In a Company Sale, Tennebaum Gets $57 million $103 million $46 million more Tennenbaum's Common Stock: Common represents such a small portion of value that the $8.30/share cost basis is immaterial to its investment decision Loss on Sale of Total Position Gain on Company Sale, Even at Zero Premium ($30 million) $16 million 1 Range reflects estimates of realizable value for preferred security obtained from three independent Investment Banks Tennenbaum makes much more if we sell the Company

Tennenbaum has little incentive to increase value Relative to Common Shareholders, Tennenbaum does not get much benefit from an increase in the value of Online Resources1 If the value of Online Resources increases by ^ 15% 30% 45% 60% Common Shareholders' return increases by ^ 35% 69% 90% 122% But Tennenbaum's return only increases by ^ 3% 6% 9% 12% Even if Tennenbaum rolled its equity into a consolidating transaction, it would roll the liquidation value, not the market value of its securities, preserving its gain Tennenbaum is acting rationally, in its own self-interest, by seeking a quick sale of the Company, but this is NOT in the best interests of ALL Shareholders What are Tennenbaum's economics? 1See Appendix slide, "Tennebaum's economic interests"

Online Resources Board is highly independent 9 of 10 directors are non-management Board has a Lead Independent Director All Board committees are composed entirely of independent directors Board has a Corporate Finance Committee to assess all strategic opportunities Online Resources Board is strong and well balanced Structured to include directors with variety of backgrounds and experiences Designed to have a balance of Board tenure and fresh perspectives No, we have a well structured Board and processes RiskMetrics Group's Corporate Governance Quotient? for ORCC Better than 92% of Russell 3000 companies Better than 91% of Software & Services firms Is it about governance? BOARD TENURE 0 years 10 years 20 years

Board does not "rubber stamp" management strategy or tactics... Board has a strong committee structure, promoting consensus; issues not having Board support never get to Board vote No, our Board is independent, active and responsible Is it about governance? Did not accept management's proposed patent strategy Changed risk management reporting structure to create direct Board oversight Said no to management's consideration of a potential business combination Devised more stringent method of adjusting performance targets for acquisitions than management had proposed

No, our Board actively protects shareholder interests Is it about governance? Implemented 5% across-the-board reductions to annual cash base salaries, reflecting generally lower market compensation levels 2009 annual bonus plan entirely in restricted stock; used 16% premium to market price on the date of grant 2009 long-term incentive grants reduced by average of 25%, used stock price premium Reduced total annual compensation opportunity for executive officers by 14% to 23% Board maintains strong "pay-for-performance" compensation programs In declining market, Board rapidly adjusted pay programs to align managements' interests with those of shareholders Between 46% and 56% of 2008 executive officer direct compensation was "at risk" Executive officers earned approximately 65% of 2008 target annual incentive compensation, reflecting interest rate declines and economic slowdown At year-end market values and assuming vesting of 2008 grants, CEO's 2008 direct compensation was 37% of target, despite first quartile performance

Tennenbaum says: Board needs special committee to oversee strategic options Corporate Finance Committee already oversees all formal offers and monitors informal contacts Regularly brings in industry and investment banking experts to provide perspectives on market and market changes, current and future Company value, current and future strategic opportunities Formal offer was received last September; Committee engaged advisors and ran full process Tennenbaum says: CEO/Chairman role should be decoupled Board determined three-tiered structure (CHM/CEO/COO) is "top-heavy" for a Company of our size With Bank clients' sensitivity to vendor instability, this change could hurt value Lead independent director in place to ensure Board-driven agenda, forum for dissent Tennenbaum says: Board should not be staggered Board determined that given current capital structure, elimination of classes risked putting too much control, too quickly, in hands of a large beneficial holder No, our Board has strong governance practices Is it about governance?

No, our members are independent, strong, experienced and diverse Is it about governance? Tennenbaum says: Online Resources' Board lacks independence Our Board supports value for all shareholders and on an ongoing basis, examines all options for achieving it Board and management are focused on executing plan to accelerate value but remain open to alternatives if they are better for all shareholders Our nominees reflect a balance of Board experience & fresh perspectives Janey Place Highly experienced and intimately involved with large banks Expert at driving bank online and technology strategy Heidi Roizen Extensive technology product management experience Silicon Valley entrepreneur and private equity presence Michael Heath Strong operating experience in banks, publishing and at Online Resources Founding Board member, acted as President during high growth period from 1995 to 1997 Introduced through candidate search Nominated by Governance Committee Elected in July 2008 Supported by Tennenbaum

Why has Tennenbaum violated Board policies and good practices? But if it were about governance... Board established mandatory blackout periods of two trading days following earnings releases to ensure adequate dissemination of information Tennenbaum purchased common shares inside a black-out period Tennenbaum lacks a "Chinese Wall" to prevent confidential Board information from being used by other areas of the firm, including its trading desk Board established a policy of having all shareholder communications initially go through Chairman or Lead Director for consistency Before his public letter and initiation of this proxy contest, Michael Leitner contacted numerous shareholders directly or through an investment banker, citing his Director role

Double-digit revenue growth for 10th consecutive year Named one of the nation's fastest growing technology companies for 5 of the last 8 years by Deloitte Strong financial performance against peer group1 1 of only 2 companies in peer group that performed in the top quartile in revenue and earnings growth for at least 3 out of the last 5 years1 Equity analysts expect Online Resources will perform in the top quartile of peer group in earnings growth for 2009 and the upcoming 5 years1 Earnings growth dampened by cluster of client departures (not service quality related and not likely to recur) and sharp interest rate declines (adjusted for payments float interest, earnings per share would have been $0.31 instead of $0.242) No, we have performed well, though not flawlessly * Incurred $160m in debt and preferred financing to acquire Princeton eCom 1 Calculated assuming that the interest rate we earned in December 2007 remained constant for 2008 and 2009. 1 See Appendix slide "Growth ranking by quartile - Revenue Growth vs. Industry Peer Group" 2 See Appendix slide "Impact of interest rate declines" Is it about performance?

In a collapsing market, our steeper share price declines are primarily because uncontrollable events and uncertainty have reduced the EV/Ebitda multiple premium we typically enjoy (5 yr. Avg. = 155% of Peers) Yes, mostly because of what it does to Tennenbaum's preferred security Is it about a lower share price? A market collapse and lower share price are the only real changes we have experienced since Last summer, when Tennenbaum could have proposed director candidates -- but didn't Last fall, when Tennenbaum could have voted in favor of an acquisition offer -- but didn't So what has changed for Tennebaum? A lower share price has made the option value in its preferred security almost non-existent, effectively creating a bond it has little economic incentive to hold Online Resources ORCC Comparables

Tennenbaum's other disclosed current public company investments have not performed well Average share prices declined 92% since August 2007 and 67% since August 2008 What Tennenbaum would do to have an "immediate impact" on shareholder value is either generic or lacks understanding of our business We already have our organization focused on enhancing sales execution, client retention and increasing market share We already have good relationships with potential partners and talk to them regularly The Chair of the Corporate Finance Committee and management did explore a share buyback but determined that in the current market, it was better to conserve cash Proposing to explore the sale of our eCommerce Division shows that Tennenbaum does not understand where our strategic value lies eCommerce enables the creation of our end-to-end payments network, connecting banks and billers Network first reduces cost of service, then creates revenue opportunities, then becomes a strategic asset Network is the reason our number of potential acquirers is increasing, not decreasing Our Board would have been pleased to discuss any of these suggestions with Tennenbaum, but in two years on the Board, its appointee never raised them Could Tennenbaum do any better? There isn't any reason to think so

Adding even one of their nominees would give Tennenbaum disproportionate representation - current Board seat (1 of 10) is already proportional to 9.7% common stock ownership Adding additional Tennenbaum nominees would be giving representation to what is effectively a bondholder, with sharply different interests than common shareholders Tennenbaum's nominees' election would reduce Board diversity and narrow Board's range of experience Tennenbaum's nominees seem to have already decided to support a sale ("consolidation is essential"), despite having minimal knowledge of our payments business, our plan, or our prospects An increase in Tennenbaum's influence would divert the Board's attention from execution of our plan No, additional Tennenbaum allies could harm shareholder interests Do we need a change?

Tennenbaum's economic interests are sharply different from other shareholders Our Board has discussed Tennenbaum's governance requests, they simply disagree that its recommendations are good for all shareholders Online Resources has a strong, independent, experienced and diverse Board Online Resources has the appropriate governance in place to act for all shareholders Online Resources is performing and delivering on its strategic plans to increase value Our scarcity value and strategic alternatives are increasing not decreasing; there will be more potential buyers for us in the future, not fewer Tennenbaum is acting rationally in trying to engineer a quick, profitable exit from its investment - but that is not best for all shareholders No, it's about TENNENBAUM'S economics... Is it about governance or performance?

Appendix

Sharply different from other common shareholders Relatively small increase in investment value as value of the Company increases Value heavily weighted toward guaranteed returns Tennenbaum has little incentive to increase the value of Online Resources Tennenbaum's economic interests

Our peer group Peer group composed of 40 financial technology companies. Peer group data maintained and provided to us by Financial Technology Partners ("FT Partners"), an investment banking firm focused exclusively on the financial technology sector. Industry sectors included are banking solutions, electronic payments software/hardware, outsourced processing solutions, payment processing/outsourcing and payroll/HR/benefits solutions.

Revenue growth vs. industry peer group Slide 7 Growth ranking by quartile Source: FT Partners data as of 1/31/2009; 49 public firms in FT industry

Source: FT Partners data as of 1/31/2009; 49 public firms in FT industry Core EPS growth vs. industry peer group Slide 8 Growth ranking by quartile

How we performed vs. guidance 2006 2008 2007 2004 2005 Top of guidance Bottom of guidance Actual result Legend 2004 2005 2005 Restated for IDS 2008 2008 Adjusted for Interest Rates 2007 2007 Restated for ITS 2006 2006 Restated for Princeton Annual Revenue Annual Ebitda

How we performed vs. guidance Quarterly Revenue Quarterly Ebitda Top of guidance Bottom of guidance Actual result Legend

Impact of EV/Ebitda multiple decline

Share price decline primarily due to narrowing of historic multiple premium



Interest Rate Declines
Market Collapse
EV / EBITDA
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
Indexed to 100
250
200
150
100
50
0
(6.7%)
(42.9%)
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06
Jun-06
Sep-06
Dec-06
Mar-07
Jun-07
Sep-07
Dec-07
Mar-08
Jun-08
Sep-08
Dec-08
Mar-09
Online Resources
ORCC Comparables
EBITDA Multiples
Stock Price Performance

Comparable Company Composite includes AACC, ACIW, ACS, ADP, ADS, AFA, ASF, BAS, BCGI, BSG, CANI, CASS, CEN, CKFR, CLK, Concord EFS, CORI, CPTV, CSC, CSGS, CSTR, CTQN, CVG, CYBS, DBD, DGIN, DLX, ECHO, EDS, EEFT, eFunds, EFX, EGOV, EME, EPAY, EPIC, EPIQ, EQTXZ, EXLT, FDC, FIC, FIS, FISV, FNDT, GAXC, GEM, GFSI, GHT, GPN, GPTX, GSOF, GTK, GVHR, HEW, HPY, HRB, HYC, ICPT, ING, INTD, INTU, INTX, IPMT, JH, JKHY, JTX, KNXA, LMLP, MA, MGI, Mobius, MSY, NAP, NCOG, NEO, NTWK, OCN, OPEN, OPMR, PAYX, PEGA, PPDA, PRAA, PRGX, PTW1, PYDS, QMMI, SCAI, SDNA, SGE, SONE, SR, SVNX, SY, TEMN, TIER, TKT, TLEO, TNS, TSS, TSTF, TTP, TYL, ULTI, VVI, WSTM, WU and WXS.

© 2009 – Proprietary & Confidential
27

Impact of interest rate declines Payments float interest revenue and earnings Actual 2007 Actual 2008 Forecasted 2009 $10.3 million $5.0 million $1.5 million Impact of interest rate changes on payments float Temporary impact on earnings growth

The information in this presentation from Online Resources Corporation contains statements about future events and expectations of Online Resources, which are "forward-looking statements." Any statement that is not a statement of historical fact may be deemed to be a forward- looking statement. These statements include: Forecasts of growth in and penetration of Online Resources' financial institution customer base, increases in the number and pricing of transactions being processed by financial institution customers and the industry in general, and growth in the number of consumers using online banking and bill payment services; Statements regarding Online Resources' plans for achieving greater profitability and its business outlook for 2009 and beyond; Statements regarding Online Resources longer-term profit targets, including but limited to user adoption rates, gross margin, and net margin targets; Statements regarding Online Resources' cash position and its ability to cover operating losses; and Other statements, including statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "seek," "intend," and other similar words that signify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to the Company's: history of losses; dependence on the marketing efforts of third parties; potential fluctuations in operating results; ability to make and successfully integrate acquisitions of new businesses; potential need for additional capital; potential inability to prevent systems failures and security breaches; potential inability to expand services and related products in the event of substantial increases in demand; competition; ability to attract and retain skilled personnel; reliance on patents and other intellectual property; exposure to the early stage of market adoption of the services it offers; exposure to the consolidation of the banking and financial services industry; and additional risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the company's Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. Investors, potential investors and other listeners are urged to consider these factors carefully in evaluating the forward looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this presentation and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. Forward-looking statements Disclosure

For more information, please visit www.orcc.com